Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
United Surgical Partners International, Inc.:
We consent to the incorporation by reference in the registration statement (No. 333-64926) on Form S-8 of United Surgical Partners International, Inc. of our reports dated February 27, 2006, with respect to the consolidated balance sheets of United Surgical Partners International, Inc. as of December 31, 2005 and 2004, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2005, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of United Surgical Partners International, Inc.
Our report dated February 27, 2006, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005, contains an explanatory paragraph which states that, in conducting the Company’s evaluation of the effectiveness of its internal control over financial reporting, management excluded the acquisition of the following subsidiaries and equity method investments, which were completed by the Company in 2005. Our audit of internal control over financial reporting of United Surgical Partners International, Inc. also excluded an evaluation of the internal control over financial reporting of the subsidiaries listed below:
•	USP San Antonio, Inc. (Investment in San Antonio Endoscopy, L.P.)

•	USP North Kansas City, Inc. (Investments in Briarcliff Ambulatory Surgery Center, L.P., and Liberty Ambulatory Surgery Center, L.P.)

•	USP Kansas City, Inc. (Investment in St. Mary’s Surgical Center, L.L.C.)

•	USP Sacramento, Inc. (Investment in Folsom Outpatient Surgery Center, L.P.)

•	USP Cedar Park, Inc. (Investment in Cedar Park Surgery Center, L.P.)

KPMG LLP

Dallas, Texas
February 27, 2006